                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and if applicable, the Securities Exchange Act of 1934, various Registration Statements and amendments thereto for the registration under said Act(s) of Immediate or Deferred Variable Annuity contracts in connection with MFS Variable Account, Nationwide Multi-Flex Variable Account, Nationwide Variable Account, Nationwide Variable Account-II, Nationwide Variable Account-3, Nationwide Variable Account-4, Nationwide Variable Account-5, Nationwide Variable Account-6, Nationwide Fidelity Advisor Variable Account, Nationwide Variable Account-8, Nationwide Variable Account-9, Nationwide Variable Account-10, Nationwide Variable Account-11, Nationwide VA Separate Account-A, Nationwide VA Separate Account-B, Nationwide VA Separate Account-C, and Nationwide VA Separate Account-D; and the registration of fixed interest rate options subject to a market value adjustment offered under some or all of the aforementioned individual Variable Annuity Contracts in connection with Nationwide Multiple Maturity Separate Account, Nationwide Multiple Maturity Separate Account-2, and Nationwide Multiple Maturity Separate Account-A; and the registration of Group Flexible Fund Retirement Contracts in connection with Nationwide DC Variable Account, Nationwide DCVA-II, and NACo Variable Account; and the registration of Group Common Stock Variable Annuity Contracts in connection with Separate Account No. 1; and the registration of variable life insurance policies in connection with Nationwide VLI Separate Account, Nationwide VLI Separate Account-2, Nationwide VLI Separate Account-3, Nationwide VLI Separate Account-4, Nationwide VLI Separate Account-5, Nationwide VL Separate Account-A, Nationwide VL Separate Account-B, Nationwide VL Separate Account-C and Nationwide VL Separate Account-D, as well as any future separate accounts established by said corporation for the purpose of registering variable annuities, variable life insurance policies or market value adjustment products with the U.S. Securities and Exchange Commission, hereby constitute and appoint Dimon Richard McFerson, Joseph J. Gasper, Robert J. Woodward, Jr., Philip C. Gath, Richard A. Karas, Edwin P. McCausland, Jr., Susan A. Wolken, Mark B. Koogler, Steven R. Savini and Mark R. Thresher, and each of them with power to act without the others, his/her attorney, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Applications and Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names and seals as of this 26th day of July, 2000.

/s/ Lewis J. Alphin                                          /s/ Dimon R. McFerson
--------------------------------------                       ----------------------------------------
LEWIS J. ALPHIN  Director                                    DIMON R. MCFERSON  Chairman and Chief Executive Officer
                                                             and Director

/s/ A.I. Bell                                                /s/ David O. Miller
--------------------------------------                       ----------------------------------------
A.I. BELL  Director                                          DAVID O. MILLER  Chairman of the Board and Director

/s/ Nancy C. Breit                                           /s/ Yvonne M. Curl
--------------------------------------                       ----------------------------------------
NANCY C. BREIT  Director                                     YVONNE M. CURL  Director

/s/ Kenneth D. Davis                                         /s/ Robert A. Oakley
--------------------------------------                       ----------------------------------------
KENNETH D. DAVIS  Director                                   ROBERT A. OAKLEY  Executive Vice
                                                             President and Chief Financial Officer

/s/ Keith W. Eckel                                           /s/ Ralph M. Paige
--------------------------------------                       ----------------------------------------
KEITH W. ECKEL  Director                                     RALPH M. PAIGE  Director

/s/ Willard J. Engel                                         /s/ James F. Patterson
--------------------------------------                       ----------------------------------------
WILLARD J. ENGEL  Director                                   JAMES F. PATTERSON  Director

/s/ Fred C. Finney                                           /s/ Arden L. Shisler
--------------------------------------                       ----------------------------------------
FRED C. FINNEY  Director                                     ARDEN L. SHISLER  Director

/s/ Joseph J. Gasper                                         /s/ Robert L. Stewart
--------------------------------------                       ----------------------------------------
JOSEPH J. GASPER  President and                              ROBERT L. STEWART  Director
Chief Operating Officer and Director

/s/ William G. Jurgensen
--------------------------------------
William G. Jurgensen  Chief Executive
Officer-Elect and Director
